                                                                    EXHIBIT 3.1S


                                            STATE OF DELAWARE
                                            SECRETARY OF STATE
                                         DIVISION OF CORPORATIONS
                                        FILED 09:00 AM 05/17/2000
                                           001253264 - 3230776



                          CERTIFICATE OF INCORPORATION

                                       OF

                          CROMPTON SALES COMPANY, INC.
                       __________________________________


   FIRST. The name of this corporation shall be:

                          CROMPTON SALES COMPANY, INC.

   SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

   THIRD. The purpose or purposes of the corporation shall be:

   To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

One Hundred Shares (100) Of Common Stock Without Par Value

   FIFTH. The name and address of the incorporator is as follows:

               Corporation Service Company
               1013 Centre Road
               Wilmington, DE 19805

   SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

   SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the

Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

   IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this Seventeenth day of May, A.D., 2000.


                                           CORPORATION SERVICE COMPANY

                                           /s/ Gregory J. Borgese
                                           ___________________________________
                                           Gregory J. Borgese
                                           Authorized Officer